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                                                                    EXHIBIT 99.4

                     Instruction Form with Respect to the

                                Variflex, Inc.

                Offer To Purchase For Cash Up To 750,000 Shares
                  Of Its Common Stock At A Purchase Price Of
                                $6.50 Per Share

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 20, 1999, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer of Variflex, Inc., a Delaware corporation (the "Company"), to purchase up to 750,000 Shares of its Common Stock, $.001 par value (the "Shares" or the "Common Stock"), by the Company at a price of $6.50 per Share, net to the seller in cash (the "Purchase Price"), upon the terms and subject to the conditions of the Offer.

     Up to 750,000 Shares properly tendered at the Purchase Price and not withdrawn will be purchased, upon the terms and subject to the conditions of the Offer, including the proration terms and Odd Lot tender provisions described in the Offer to Purchase. The Company will return all other Shares, including Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[_] By checking this box, all Shares held by us for your account, including fractional Shares, will be tendered.

     If fewer than all Shares are to be tendered, please indicate the aggregate number of Shares to be tendered by us.

                                ________Shares*

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*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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                                   ODD LOTS
               (See Instruction 3 of the Letter of Transmittal)

[_]By checking this box, the undersigned represents that the undersigned was the beneficial record owner on the Expiration Time (as defined in Section 1 of the Offer to Purchase), of an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

                                 SIGNATURE BOX


 Signature(s): _____________________________________________________________

 Dated: ____________________________________________________________________

                                (Please Print)

 Account Number: ___________________________________________________________

 Area Code and Telephone No.: ______________________________________________

 Taxpayer Identification or Social Security Number: ________________________

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